EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

TV Games, Inc., a Delaware corporation

MegaBingo, Inc., a Delaware corporation

Multimedia Creative Services, Inc., a Delaware corporation

MGAM Systems, Inc., a Delaware corporation